UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2010

Central Hudson Gas & Electric Corporation
 (Exact name of Registrants as specified in its charter)

Commission	Registrant, State of Incorporation	IRS Employer
File Number	Address and Telephone Number	Identification No.

1-3268	Central Hudson Gas & Electric Corporation	14-0555980
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 3, 2010, Central Hudson Gas & Electric Corporation (“Central Hudson”) issued a press release announcing that Central Hudson, the Staff of the New York State Public Service Commission and Multiple Interveners (a consortium representing large industrial users) have reached an agreement and filed a proposal on a multi-year rate plan that, if approved by the New York State Public Service Commission (“NYPSC”), would phase in increased electricity and natural gas delivery rates for Central Hudson’s customers during the three years commencing as of July 1, 2010.  The NYPSC’s Administrative Law Judge has directed that hearings be held in late February 2010 to consider the reasonableness of the agreement and to permit evidence to be offered in support of, or in opposition to, the agreement.  The NYPSC will subsequently decide, by June 2010, whether to approve the agreement.  The press release issued by Central Hudson is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits. The following are filed as exhibits to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

99	Press Release of Central Hudson Gas & Electric Corporation issued February 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Central Hudson Gas & Electric Corporation

Date: February 4, 2010	By:	/s/ Kimberly J. Wright
		Name:	Kimberly J. Wright
		Title:	Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

99	Press Release of Central Hudson Gas & Electric Corporation issued February 3, 2010.